EXHIBIT 99.2

Northern Technologies International Corporation Initiates $0.10 per Share Quarterly Cash Dividend

MINNEAPOLIS, Nov. 20, 2017 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today announced that the Board of Directors initiated a quarterly cash dividend of $0.10 per share payable on December 21, 2017 to shareholders of record on December 8, 2017.

“It is my pleasure to announce NTIC’s Board of Directors has decided to initiate a $0.10 quarterly cash dividend as a result of the Company’s strong fourth quarter financial results and favorable business outlook,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “The quarterly cash dividend not only benefits existing stockholders, but will also increase NTIC’s exposure to additional investors. We are committed to creating long-term value for our shareholders, and we believe we have a sustainable platform to drive sales and earnings growth in fiscal 2018 and beyond.”

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its anticipated future dividends, the effect of the dividend to increase exposure to additional investors and anticipated sales and earnings growth for fiscal 2018 and beyond, and other statements that can be identified by words such as “expects,” “anticipates,” “potential,” “outlook,” “will,” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; risks related to the possible exit of the United Kingdom from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2017 to be filed with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600